Exhibit (16)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of R. Jay Gerken, Robert I. Frenkel, Thomas C. Mandia, Harris C. Goldblat and Barbara J. Allen as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, for the purpose of executing in his or her name, including his or her capacity as a Trustee of Legg Mason Partners Income Trust (the “Trust”), registration statements on Form N-14 (including amendments thereto), with respect to Legg Mason Western Asset Short-Term Bond Fund, a series of the Trust, to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and to file the same, with all exhibits thereto, and all other documents in connection therewith granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitutes may lawfully do or cause to be done by virtue hereof.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

As to each of the undersigned, this power of attorney shall be valid from the date hereof until revoked by such individual.

WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

/s/ R. Jay Gerken	Trustee, President and Principal Executive Officer	May 25, 2012
R. Jay Gerken

/s/ Richard F. Sennett	Principal Financial Officer	May 25, 2012
Richard F. Sennett

/s/ Elliott J. Berv	Trustee	May 25, 2012
Elliott J. Berv

/s/ A. Benton Cocanougher	Trustee	May 25, 2012
A. Benton Cocanougher

/s/ Jane F. Dasher	Trustee	May 25, 2012
Jane F. Dasher

/s/ Mark T. Finn	Trustee	May 25, 2012
Mark T. Finn

/s/ Stephen R. Gross	Trustee	May 25, 2012
Stephen R. Gross

/s/ Richard E. Hanson, Jr.	Trustee	May 25, 2012
Richard E. Hanson, Jr.

/s/ Diana R. Harrington	Trustee	May 25, 2012
Diana R. Harrington

/s/ Susan M. Heilbron	Trustee	May 25, 2012
Susan M. Heilbron

/s/ Susan B. Kerley	Trustee	May 25, 2012
Susan B. Kerley

/s/ Alan G. Merten	Trustee	May 25, 2012
Alan G. Merten

/s/ R. Richardson Pettit	Trustee	May 25, 2012
R. Richardson Pettit